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                                                                     EXHIBIT 4.1

            FOURTH AMENDMENT, dated as of February 28, 2001 (this "Amendment"), to the Credit Agreement, dated as of August 25, 2000, as amended (the "CREDIT AGREEMENT"), between WKI HOLDING COMPANY, INC., a Delaware corporation (the "BORROWER"), and BORDEN, INC., a New Jersey corporation (the "LENDER").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, the Borrower and the Lender desire to amend the Credit Agreement as set forth below;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree hereto hereby as follows:

            1. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

            2. The definition of "Maturity Date" in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "MATURITY DATE" shall mean March 30, 2001.

            3. The Borrower agrees and acknowledges that the agreement of the Lender to extend the Maturity Date pursuant to Section 2 hereof shall not foreclose or be deemed to waive any of the Lender's rights with respect to any Default or Event of Default which may now or hereafter exist.

            4. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

            5. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            6. Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect. From and after the date hereof, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.

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            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    WKI HOLDING COMPANY, INC.


                                    By:_____________________________
                                       Name:   Raymond J. Kulla
                                       Title:  Vice President,
                                               Secretary and General Counsel



                                    BORDEN, INC.


                                    By:_____________________________
                                       Name:  Huub M.F. Nelissen
                                       Title: Assistant Treasurer